Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119474 and No. 333-40472 of KeySpan Corporation on each Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the KeySpan Energy 401(k) Plan for Management Employees for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
New York, New York


June 27, 2007
/s/ Deloitte & Touche LLP
New York, New York








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